EXHIBIT 21

LISTING OF SUBSIDIARIES OF MID-AMERICA APARTMENT COMMUNITIES, INC.

MAC II of Delaware, Inc
MAC of Delaware, Inc
America First Austin Reit, Inc
America First Florida Reit Inc
America First Sourth Carolina Reit inc
America First Tennessee Reit Inc
America First Texas Reit Inc
MAC of Austin Inc
MAACP, Inc.
Mid-America Holdings LLC
Mid-America Apartments, LP
Mid-America Capital Partners, L.P.
Mid-America Apartments of Texas LP
Mid-America Apartments of Duval LP
Mid-America Apartments of Austin LP
Mid-America Apartments Stassney Woods LP
Mid-America Apartments Runaway Bay LP
Mid-America Apartments Travis Station LP
MAAC,Tanglewood LP
Fairways-Columbia LP
Pine Trails Joint Venture LP
Woodridge Joint Venture LP
River Hills Partnership
Madison LP
LP Jackson LP
The Woods Post House LP
Hidden Lake Ltd.
Paddock Park Apartments Ltd.
Park Walk Apartments Ltd.
River Trace Apartments Ltd.
River Trace Apartments Phase II Ltd.
The Vistas Ltd.
Westbury Springs Ltd.
Fountain Lakes Apartments Ltd.
Paddock Club Brandon, A Limited Partnership
Paddock Club Columbia, A Limited Partnership
Paddock Club Florence, A Limited Partnership
Paddock Club Greenville, A Limited Partnership
Paddock Club Huntsville, A Limited Partnership
Paddock Club Jacksonville, A Limited Partnership
Paddock Club Jacksonville, Phase II, A Limited Partnership
Paddock Club Lakeland, A Limited Partnership
Paddock Club Tallahassee, A Limited Partnership
Paddock Club Tallahassee Phase II, A Limited Partnership
Paddock Park Ocala II, A Limited Partnership
Southland Station Phase II, A Limited Partnership
Three Oaks Ltd.
Three Oaks Apartments Phase II Ltd.
Towne Lake Hills Apartments, A Limited Partnership
Westbury Creek Ltd.
Whispering Pines Ltd.
Whispering Pines Phase II, Ltd.
Whisperwood Associates, A Limited Partnership
Whisperwood Spa and Club, A Limited Partnership
Wildwood Apartments Ltd
Wildwood Apartments Phase II Ltd.
Windridge Apartments Ltd.
Mid-America Apartments of Birmingham, LP
Mid-America Apartments of Savannah, LP
Mid-America Apartments of Little Rock, LP
Mid-America Apartments of St. Simons, LP
Mid-America Mortgage Trust 1998-1
Mid-America Finance, Inc.
MAACOD, Inc.
MAAC of Duval, LP